UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 11, 2005

GenCorp Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-01520	34-0244000
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Highway 50 and Aerojet Road, Rancho Cordova, California		95670
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code

916-355-4000
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 8.01. Other Events

Attached hereto as Exhibit 99.1 and incorporated herein by reference is the text of the registrant’s press release issued on January 11, 2005 in which GenCorp announced that it has called for redemption of $52.5 million principal amount of its 9 1/2% Senior Subordinated Notes due 2013, representing 35% of the $150 million aggregate principal outstanding. The redemption will occur on February 9, 2005, and in accordance with the indenture governing the notes, the redemption price is 109.5% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest.

Item 9.01. Financial Statements and Exhibits

(c)      Exhibits

Exhibit No.	Description

99.1	GenCorp Inc.’s press release dated January 11, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GENCORP INC.

	By:	/s/ Mark A. Whitney

	Name:	Mark A. Whitney
	Title:	Vice President, Law;
Deputy General Counsel
and Assistant Secretary

Dated: January 13, 2005